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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven P. Manfredi and Glenn E. Davis, and each of them, his true and lawful proxies, attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and title with the Securities and Exchange Commission any and all amendments to the registration statement of LearningExpress.com Holdings LLC on Form S-1, together with all exhibits thereto, (ii) act, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them and his and their substitute or substitutes, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Signature                            Title                        Date
-----------------                    -----------------            ----------



/s/ Steven P. Manfredi                Chief Executive Officer     April 19, 2000
----------------------                and Manager
Steven P. Manfredi


/s/ Glenn E. Davis                    Chief Financial Officer     April 19, 2000
----------------------                and Vice President, Finance
Glenn E. Davis


/s/ Sharon DiMinico                   Manager                     April 19, 2000
----------------------
Sharon DiMinico




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